Exhibit 10.5

EQUIPMENT SCHEDULE FARA2-0001

This Equipment Schedule FARA2-0001 (this “Schedule”) is executed pursuant to that certain Master Lease Agreement dated as of July 11, 2024 (the “Lease”; which is incorporated herein by reference). This Schedule, together with the Lease and all other schedules and riders thereto, shall constitute one document. To the extent of any conflict or inconsistency between the terms of this Schedule and the Lease, the terms of this Schedule shall prevail. Capitalized terms not defined herein shall have the meanings ascribed to them in the Lease.

1. LEASE OF EQUIPMENT. Pursuant to Section 5 of the Lease, the Lessor shall lease to Lessee, and the Lessee shall lease from the Lessor, the Equipment set forth in the “Schedule of Equipment” attached hereto.

FUNDING AMOUNT: $4,900,000.00

2. TERM. Upon and after the date of execution hereof, the Equipment shall be subject to the terms and conditions provided herein and in the Lease. A full term of lease with respect to said Equipment shall commence on the date hereof and shall extend forty-eight (48) months after October 11, 2024 (the “Base Lease Commencement Date”).

3. RENT.

(a) During the period from the date hereof to the Base Lease Commencement Date (the “Interim Term”), the pro- rated rent for said Equipment shall be as set forth in the schedule below.

(b) From and after the Base Lease Commencement Date, the monthly rent for said Equipment during the term of this Lease shall be as set forth in the schedule below. As of the date hereof, the first two Rent payments due during the Interim Term (i.e., the first two Rent payments set forth below) have been paid in advance by Lessee, are non-refundable, and will automatically be applied by Lessor to the applicable Rent payments as of the date hereof.

Payment Date	Amount
8/11/2024	$146,510.00
9/11/2024	$146,510.00
10/11/2024	$146,510.00
11/11/2024	$146,510.00
12/11/2024	$146,510.00
1/11/2025	$146,510.00
2/11/2025	$146,510.00
3/11/2025	$146,510.00
4/11/2025	$146,510.00
5/11/2025	$146,510.00
6/11/2025	$146,510.00
7/11/2025	$146,510.00
8/11/2025	$146,510.00
9/11/2025	$146,510.00
10/11/2025	$146,510.00
11/11/2025	$146,510.00
12/11/2025	$146,510.00
1/11/2026	$146,510.00
2/11/2026	$146,510.00
3/11/2026	$146,510.00
4/11/2026	$146,510.00
5/11/2026	$146,510.00
6/11/2026	$146,510.00
7/11/2026	$146,510.00
8/11/2026	$146,510.00
9/11/2026	$146,510.00
10/11/2026	$146,510.00

11/11/2026	$146,510.00
12/11/2026	$146,510.00
1/11/2027	$146,510.00
2/11/2027	$146,510.00
3/11/2027	$146,510.00
4/11/2027	$146,510.00
5/11/2027	$146,510.00
6/11/2027	$146,510.00
7/11/2027	$146,510.00
8/11/2027	$146,510.00
9/11/2027	$146,510.00
10/11/2027	$146,510.00
11/11/2027	$146,510.00
12/11/2027	$146,510.00
1/11/2028	$146,510.00
2/11/2028	$146,510.00
3/11/2028	$146,510.00
4/11/2028	$146,510.00
5/11/2028	$146,510.00
6/11/2028	$146,510.00
7/11/2028	$146,510.00
8/11/2028	$146,510.00
9/11/2028	$146,510.00
10/11/2028	$146,510.00

4. LESSEE’S CONFIRMATION. Lessee hereby confirms and warrants to Lessor that the Equipment: (a) will be delivered to Lessee at the location specified in Section 5 hereof and confirmed by Lessee in writing to Lessor upon delivery; (b) prior to delivery will be inspected and determined to be in compliance with all applicable specifications and that the Equipment is hereby accepted for all purposes of the Lease; and (c) is at all times, including while in progress, a part of the “Equipment” referred to in the Lease and is taken subject to all terms and conditions therein and herein provided. Lessee hereby represents and warrants to Lessor that, as of the date hereof, there is no Default or Event of Default under any Schedule or any other Lease Document (as such terms are defined in the Lease).

5. LOCATION OF EQUIPMENT. The location of, and place where the Equipment will be kept and maintained once delivered to Lessee, is at the location listed on Exhibit A to the Schedule of Equipment attached to this Schedule (the “Equipment Locations”). Lessee agrees and acknowledges that the Equipment shall not be removed from the Equipment Locations until all payments and other obligations owing under the Lease (including all fees, charges, monthly payments, and the final payment) have been indefeasibly paid in full to Lessor.

6. COMMERCIAL LIABILITY INSURANCE. The amount of commercial liability insurance referenced in Section 11 of the Lease is $2,000,000.00.

7. PERSONAL PROPERTY TAXES. Lessee agrees that it will (a) list all such Equipment, (b) report all property taxes assessed against such Equipment, and (c) pay all such taxes when due directly to the appropriate taxing authority until Lessor shall otherwise direct in writing.

8. SCHEDULE OF STIPULATED LOSS VALUES. Exhibit A contains a Schedule of Stipulated Loss Values which shall be applicable solely to the Equipment described in this Schedule.

9. NO SETOFFS OR COUNTERCLAIMS. All payments under the Lease made by or on behalf of Lessee shall be made without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any federal, state, or local taxes.

10. RIDERS. Rider No. 1 attached hereto is incorporated in this Schedule.

11. [intentionally deleted].

12. SECURITY INTEREST. In order to secure: (A) the prompt payment of the Rent and all of the other amounts from time to time outstanding with respect hereto and to each Schedule, and the performance and observance by Lessee of all of the provisions hereof and thereof and of all of the other Lease Documents; and (B) the prompt payment, performance and observance by Lessee of all other obligations of Lessee to Lessor under any other agreement or instrument, both now in existence and hereafter created (as the same may be renewed, extended or modified), including (without limitation) any other Master Lease Agreements and all Schedules now or hereafter executed pursuant thereto; Lessee hereby collaterally assigns, grants, and conveys to Lessor, a first priority security interest in and lien on all of Lessee’s right, title and interest in and to all of the following (whether now existing or hereafter created, and including any other collateral described on any rider hereto; collectively, the “Collateral”; all terms used in this sentence but not otherwise defined in this Schedule or the Lease shall have meanings given in the UCC): (1) the Equipment described in any Schedule or otherwise covered thereby (including all inventory, fixtures or other property comprising the Equipment), together with all related software (embedded therein or otherwise) and general intangibles, all additions, attachments, accessories and accessions thereto whether or not furnished or financed by the Lessor; (2) all subleases, chattel paper, security deposits, medallions and general intangibles relating to the Equipment; (3) all books and records pertaining to the foregoing; (4) all property of Lessee held by Lessor, including all property of every description, in the custody of or in transit to Lessor for any purpose, including safekeeping, collection or pledge, for the account of Lessee or as to which Lessee may have any right or power, including but not limited to cash and (5) to the extent not otherwise included, all insurance, substitutions, replacements, exchanges, accessions, proceeds and products of the foregoing, including without limitation, insurance proceeds. The collateral assignment, security interest and lien granted herein shall survive the termination, cancellation or expiration of the Lease or a particular Schedule until such time as Lessee’s obligations hereunder, thereunder and under the Lease Documents are fully and indefeasibly discharged. The conveyance contemplated hereby is solely for the purpose of granting to Lessor a security interest in the Equipment. All Equipment in which an interest is conveyed hereby shall remain in the possession of Lessee pursuant to the Lease, unless prior written consent is obtained from Lessor permitting otherwise.

13. FEES. Prior to or contemporaneously with the payment of the Funding Amount by Lessor to Lessee (unless otherwise stated below), Lessee shall pay to Lessor (a) any fees contemplated by any confidential fee letter between Lessor and Lessee and (b) the cost of any attorney fees incurred by Lessor in connection with the Lease or this Schedule.

14. EARLY TERMINATION OPTION. Provided that no Event of Default has occurred and is continuing under the Lease and this Schedule has not been amended to extend the term or Basic Rent, at the time of payment of the 19th Basic Rent payment under this Schedule and each monthly payment date thereafter, Lessee shall have an early buy-out option with respect to all but not less than all of the Equipment upon the payment of the Termination Value (defined below) and subject to the conditions set forth in this Section 13 (the “Early Termination Option”). As used herein, “Termination Value” shall mean with respect to the applicable month of the Schedule, the sum of (a) the amount listed on Exhibit B attached hereto for the applicable month when the early buy-out option is to be exercised; (b) all other fees and reimbursable costs and expenses due in accordance with this Lease and (c) the End of Term Buyout Price. The Termination Value is due and payable on the same day and shall be made simultaneously with the applicable monthly payment. In addition to the Termination Value, the Lessee shall pay to Lessor an administrative charge to be determined by Lessor to cover its time and expenses incurred in connection with the exercise of the Early Termination Option, including, but not limited to, reasonable attorney fees and costs (the “Administrative Charge”). Upon the exercise by the Lessee of the Early Termination Option, Lessee shall pay all sales and transfer taxes and all fees payable to any governmental authority as a result of the transaction contemplated by this Schedule. In such event, the Termination Value shall be increased by any such sales and transfer taxes. If Lessee desires to exercise this Early Termination Option, it shall provide Lessor with thirty (30) days prior written notice of such intention. Partial prepayments or payoffs may be permitted at Lessor’s sole and absolute discretion subject to a Termination Value determined by Lessor, provided that such prepayment or payoff amounts shall be applied to amounts due under the Lease in inverse chronological order of the Lease termination date, commencing first with such Termination Value.

15. LEASE ADMINISTRATION FEE. Lessee shall pay to Lessor a Lease Administration fee equal to $7,500, plus reinspection travel expenses, on the first anniversary of this Schedule and on the same day of each year thereafter, during the term of this Schedule or so long any amounts are due and payable under this Schedule.

16. SURCHARGE. Basic Rent under this Schedule shall be adjusted periodically based on fluctuations of the Renasant Prime Rate (defined below), as set forth in this paragraph. Commencing on January 1, 2025 and on each July 1 and January 1 thereafter (each a “Determinate Date”), Lessor shall determine the current prime rate as determined by Renasant Bank (the “Renasant Prime Rate”). If on any such Determination Date, the Renasant Prime Rate has increased .25% in excess of 8.50% (“Surcharge Base Rate”), Lessor will increase the Basic Rent by $1,465.10 per month for each .25% increase in the Surcharge Base Rate (the “Surcharge Amount”). At each Determination Date following the initial application of the Surcharge Amount, Lessor shall thereafter adjust the Basic Rent in the amount of the Surcharge Amount for each .25% fluctuation in the Surcharge Base Rate. The Surcharge Amount addition (or reduction, if applicable), will be added to (or decreased from, if applicable) the monthly Basic Rent due under this Schedule, and will be due and payable with the next regularly scheduled Basic Rent payment under this Schedule and on each payment date thereafter, until it is recalculated on each January 1 or July 1 thereafter, as applicable. In the event that there are no Surcharge Base Rate increases in excess of .25%, the Surcharge will not be applicable. In no event shall the Basic Rent payment reduce below the amount set forth in the Schedule.

17. REPRESENTATIONS AND WARRANTIES. In addition to the other representations and warranties in this schedule and the other Lease Documents, to induce Lessor to enter into this Schedule, Lessee represents and warrants as follows:

(a) All of the representations and warranties in the Lease, unless they relate specifically to a particular date, are true and accurate in all material respects as of the date of this Schedule and are hereby reaffirmed, ratified and remade.

(b) Lessee has disclosed to Lessor all agreements, instruments and organizational or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Equipment Schedule FARA2-0001 to be duly executed as of the date first written above.

Lessee:

FARADAY&FUTURE INC.,
a California corporation

By:	/s/ Chao Wang
Name:	Chao Wang
Title:	Vice President, Corporate Operations

Lessor:

UTICA LEASECO, LLC,
a Florida limited liability company

By:	/s/ Ryann Whitmore
Name:	Ryann Whitmore
Title:	Vice President

Exhibit A

Loss Payment Date	Percentage Factor

08/11/24	110.0%
09/11/24	110.0%
10/11/24	110.0%
11/11/24	110.0%
12/11/24	108.5%
01/11/25	106.9%
02/11/25	105.3%
03/11/25	103.7%
04/11/25	102.0%
05/11/25	100.3%
06/11/25	98.6%
07/11/25	96.9%
08/11/25	95.2%
09/11/25	93.4%
10/11/25	91.6%
11/11/25	89.7%
12/11/25	87.9%
01/11/26	86.0%
02/11/26	84.0%
03/11/26	82.1%
04/11/26	80.1%
05/11/26	78.1%
06/11/26	76.0%
07/11/26	73.9%
08/11/26	71.8%
09/11/26	69.7%
10/11/26	67.5%
11/11/26	65.2%
12/11/26	63.0%
01/11/27	60.7%
02/11/27	58.4%
03/11/27	56.0%
04/11/27	53.6%
05/11/27	51.2%
06/11/27	48.7%
07/11/27	46.2%
08/11/27	43.6%
09/11/27	41.0%
10/11/27	38.4%
11/11/27	35.7%
12/11/27	33.0%
01/11/28	30.2%
02/11/28	27.4%
03/11/28	24.5%
04/11/28	21.6%
05/11/28	18.7%
06/11/28	15.7%
07/11/28	12.7%
08/11/28	9.6%
09/11/28	6.4%
10/11/28	3.2%

Exhibit B

Termination Date	Termination Value

8/11/2024	N/A
9/11/2024	N/A
10/11/2024	N/A
11/11/2024	N/A
12/11/2024	N/A
1/11/2025	N/A
2/11/2025	N/A
3/11/2025	N/A
4/11/2025	N/A
5/11/2025	N/A
6/11/2025	N/A
7/11/2025	N/A
8/11/2025	N/A
9/11/2025	N/A
10/11/2025	N/A
11/11/2025	N/A
12/11/2025	N/A
1/11/2026	N/A
2/11/2026	N/A
3/11/2026	N/A
4/11/2026	N/A
5/11/2026	$ 3,720,767.50
6/11/2026	$ 3,622,913.25
7/11/2026	$ 3,523,509.66
8/11/2026	$ 3,422,532.20
9/11/2026	$ 3,319,955.95
10/11/2026	$ 3,215,755.59
11/11/2026	$ 2,906,453.66
12/11/2026	$ 2,805,961.96
1/11/2027	$ 2,839,073.12
2/11/2027	$ 2,730,189.07
3/11/2027	$ 2,619,581.06
4/11/2027	$ 2,507,221.76
5/11/2027	$ 2,393,083.47
6/11/2027	$ 2,277,138.00
7/11/2027	$ 2,159,356.76
8/11/2027	$ 2,039,710.67
9/11/2027	$ 1,918,170.21
10/11/2027	$ 1,794,705.38
11/11/2027	$ 1,589,795.92
12/11/2027	$ 1,541,880.26
1/11/2028	$ 1,412,457.57
2/11/2028	$ 1,280,985.72
3/11/2028	$ 1,147,432.25
4/11/2028	$ 1,011,764.21
5/11/2028	$ 873,948.12
6/11/2028	$ 733,949.97
7/11/2028	$ 591,735.21
8/11/2028	$ 447,268.74
9/11/2028	$ 300,514.91
10/11/2028	$ 151,437.51

SCHEDULE OF EQUIPMENT

Lessee: FARADAY&FUTURE INC.

Attached to Equipment Schedule FARA2-0001

Location of Equipment:

18455 S Figueroa Street, Gardena, CA 90248

501 W 190th Street, Gardena, CA 90248

10701 Idaho Avenue, Hanford, CA 93230

[SEE EXHIBIT A ATTACHED]